EXHIBIT 25.2

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall
Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

William Bryan Echols

U.S. Bank National Association

1349 West Peachtree St., Suite 1050

Atlanta, GA 30309

(404) 898-8838

(Name, address and telephone number of agent for service)

BEAZER HOMES USA, INC.

(Issuer with respect to the Securities)

Delaware	58-2086934
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1000 Abernathy Road, Suite 1200 Atlanta GA	30328
(Address of Principal Executive Offices)	(Zip Code)

Subordinated Debt Securities

(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2010 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
**	Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta, State of Georgia on the 28th of February, 2011.

By:	/s/ William Bryan Echols
William Bryan Echols Vice President

Exhibit 2

Exhibit 3

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: February 28, 2011

By:	/s/ William Bryan Echols
William Bryan Echols
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 12/31/2010

($000’s)

12/31/2010
Assets
Cash and Balances Due From Depository Institutions	$14,487,388
Securities	51,308,254
Federal Funds	4,252,675
Loans & Lease Financing Receivables	191,819,118
Fixed Assets	5,282,543
Intangible Assets	13,055,167
Other Assets	22,054,399

Total Assets	$302,259,544

Liabilities
Deposits	$211,417,189
Fed Funds	9,951,510
Treasury Demand Notes	0
Trading Liabilities	524,005
Other Borrowed Money	33,939,855
Acceptances	0
Subordinated Notes and Debentures	7,760,721
Other Liabilities	7,839,191

Total Liabilities	$271,432,471

Equity
Minority Interest in Subsidiaries	$1,736,480
Common and Preferred Stock	18,200
Surplus	14,136,872
Undivided Profits	14,935,521

Total Equity Capital	$30,827,073

Total Liabilities and Equity Capital	$302,259,544

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